Exhibit 5.4

[Letterhead of Snell & Wilmer L.L.P.]

May 15, 2020

Encompass Health Corporation

9001 Liberty Parkway

Birmingham, Alabama 35242

Ladies and Gentlemen:

We have acted as special counsel to WellCare, Inc., a New Mexico corporation (“WellCare”) and a subsidiary of Encompass Health Corporation, a Delaware corporation (the “Company”), in connection with the guarantee by WellCare and the other Guarantors (as defined below) of the $600,000,000 aggregate principal amount of the Company’s 4.500% Senior Notes due 2028 (the “2028 Notes”) and 4.750% Senior Notes due 2030 (the “2030 Notes” and, together with the 2028 Notes, the “Notes”). The Notes are being issued under an Indenture (the “Base Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), dated as of December 1, 2009, as amended and supplemented by the Eighth Supplemental Indenture thereto (the “Eighth Supplemental Indenture”), dated as of September 18, 2019 and relating to the 2028 Notes and the Ninth Supplemental Indenture thereto (the “Ninth Supplemental Indenture”), dated as of September 18, 2019 and relating to the 2030 Notes, each among the Company, the guarantors named therein (the “Guarantors”) and the Trustee. The Base Indenture, as amended and supplemented by the Eighth Supplemental Indenture and the Ninth Supplemental Indenture, is referenced herein as the “Indenture.” The Notes are being guaranteed by the Guarantors pursuant to the guarantees included in the Indenture (the “Guarantees”), and are being sold pursuant to an Underwriting Agreement dated as of May 12, 2020 (the “Underwriting Agreement”), among the Company, the Guarantors, and BofA Securities, Inc. as representative of the underwriters listed on Schedule 1 to the Underwriting Agreement (the “Underwriters”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

A.	Documents Examined

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

1.

the registration statement on Form S-3 (Registration No. 333-220519) filed by the Company and the co-registrants named therein with the Securities and Exchange Commission (the “Commission”) under the Securities Act on September 19, 2017, as amended by the Post-Effective Amendment No. 1, filed with the Commission on September 9, 2019, and by the Post-Effective Amendment No. 2, filed with the Commission on May 12, 2020 (such registration statement, as amended and including the form of prospectus included therein and the documents incorporated by reference therein at the time of effectiveness pursuant to Rule 430B under the Securities Act, being referred to herein as the “Registration Statement”);

2.

the prospectus dated September 18, 2017, included in the Registration Statement, relating to the offering from time to time of the Company’s securities and the related guarantees of the co-registrants (the “Base Prospectus”);

3.	the preliminary prospectus supplement dated May 12, 2020, relating to the Notes, in the form filed on May 12, 2020, with the Commission, pursuant to Rule 424(b)(5) under the Securities Act;

4.

the prospectus supplement dated May 12, 2020, relating to the Notes, in the form filed on May 14, 2020, with the SEC, pursuant to Rule 424(b)(5) under the Securities Act (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Prospectus”);

5.	the Underwriting Agreement;

6.	the Indenture;

7.	the form of the Notes, including the Guarantees therein, attached to the Eighth Supplemental Indenture and the Ninth Supplemental Indenture;

8.

the global note executed by the Company pursuant to the Indenture, in the aggregate principal amount of $300,000,000, representing the 2028 Notes purchased and sold pursuant to the Underwriting Agreement;

9.

the global note executed by the Company pursuant to the Indenture, in the aggregate principal amount of $300,000,000, representing the 2030 Notes purchased and sold pursuant to the Underwriting Agreement;

10.	the Articles of Incorporation and Amended and Restated Bylaws of WellCare (collectively, the “Governing Documents”);

11.	the certificate of good standing for WellCare dated April 21, 2020 (the “Certificate of Good Standing”);

12.

the Action by Written Consent of the Sole Shareholder of WellCare dated January 1, 2020 relating to WellCare’s authority to guarantee indebtedness of an unlimited amount, on a secured or unsecured basis, of any one or more of its direct or indirect owners;

13.

the Action by Written Consent of the Board of Directors of WellCare dated January 1, 2020 relating to WellCare’s authority to guarantee indebtedness of an unlimited amount, on a secured or unsecured basis, of any one or more of its direct or indirect owners;

14.	the Officers’ Certificate of WellCare attached hereto as Exhibit A (the “Officers’ Certificate”); and

15.	statutes and such other documents as we have deemed necessary or appropriate for the basis of our opinions set forth herein.

We have also examined certificates of public officials, corporate documents, records, and other certificates and instruments, and such matters of law, and have made such other investigations, as we have deemed necessary or appropriate to enable us to render the opinions herein expressed. Without limiting the foregoing, as to various questions of fact material to our opinions, we have relied upon the statements and representations of the parties set forth in the Officers’ Certificate and the other transaction documents identified above, all without independent verification.

B.	Opinions

Based upon and subject to the foregoing and the further qualifications and limitations set forth below, and as a result of our consideration of such questions of law as we deem relevant, we are of the opinion, as of the date hereof, that:

1.	WellCare is validly existing corporation in good standing under the laws of the State of New Mexico.

2.

WellCare has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture, including the Guarantees of the Notes in accordance with the provisions of the Indenture.

3.

WellCare has duly authorized the execution, and delivery of the Indenture and the performance of its obligations thereunder, including the Guarantees of the Notes in accordance with the provisions of the Indenture.

C.	Assumptions

In rendering the foregoing opinions, we have made the following assumptions. We have made these assumptions without independent verification, and with the understanding that we are under no duty to inquire about or perform any investigation regarding such matters.

1.	The genuineness of all signatures not witnessed.

2.	The authenticity of original documents and the conformity to the originals of all documents submitted as copies.

3.

Each natural person executing any of the documents reviewed by us possesses the legal competency and capacity necessary for such individual to execute such documents and to carry out such individual’s obligations thereunder.

4.

To the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties and, except with respect to WellCare, (i) the power, corporate or other, of all parties thereto to enter into and perform all obligations thereunder, (ii) the due authorization by all requisite action, corporate or other, thereof, and (iii) the due execution and delivery by such parties of such documents.

5.

That the factual matters, and the representations and warranties as to factual matters contained in the documents, records, certificates, and other documents we have reviewed and obtained are true, correct, and complete in all respects.

6.	That no fraud or dishonesty exists with respect to any matters relevant to our opinions.

D.	Qualifications

The opinions set forth above are subject to the following qualifications and limitations:

1.

The opinion expressed in paragraph B.1 above as to the valid existence and good standing of WellCare is based solely upon our review of the Certificate of Good Standing, and our opinion with respect to such matters is rendered as of the date of such certificate and limited accordingly.

2.	The opinions expressed in paragraphs B.2 and B.3 above are based solely on our review of the Governing Documents.

3.	We express no opinion on federal securities laws and regulations or state “Blue Sky” laws and regulations.

4.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New Mexico. We express no opinion on the law of any other jurisdiction or principles regarding conflicts of law or choice of law, and we assume no responsibility for the applicability or effect of any such laws or principles.

5.

We express no opinion on (i) federal and state antitrust and unfair competition laws and regulations; (ii) compliance with fiduciary duty requirements; (iii) the statutes, codes, and ordinances, the judicial and administrative decisions, and the rules and regulations of counties, towns, municipalities, and political subdivisions to the extent they deal with any of the foregoing; and (iv) federal and state environmental, land use, subdivision, tax, intellectual property, racketeering, banking, antifraud, anti-terrorism, embargoed persons, anti-money laundering, truth-in-lending, equal credit opportunity, consumer protection, health and safety, ERISA, and labor and employment laws and regulations.

This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Without limiting the foregoing, the opinions expressed in this letter are based upon the law and facts as we understand them in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision, or otherwise, or should any facts or other matters upon which we have relied be changed.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K, dated May 15, 2020, which is incorporated by reference into the Registration Statement, and to the references to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Snell & Wilmer L.L.P.

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